UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 14, 2016

Coastway Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-36263	46-4149994
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

One Coastway Blvd., Warwick, Rhode Island	02886
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(401) 330-1600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events

On June 14, 2016, Coastway Bancorp, Inc. (the “Company”) completed its second stock repurchase program. Under the plan, the Company repurchased 235,086 shares, or approximately 5.0%, of its then outstanding common stock. The shares were repurchased by the Company at a price of $13.00 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COASTWAY BANCORP, INC.
(Registrant)

Date: June15, 2016	By: /s/ Jeanette Fritz
Executive Vice President and Chief Financial Officer